CERTIFICATE OF INCORPORATION

of

AEROFLEX LABORATORIES INCORPORATED

FIRST:  The name of the corporation is:

AEROFLEX LABORATORIES INCORPORATED.

SECOND: The address of its registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is: The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is TWO THOUSAND (2,000) shares, no par value.

FIFTH: The name and mailing address of each incorporator is as follows:

Melinda O’Donnell	100 Jericho Quadrangle
Suite 225
Jericho, New York 11753

SIXTH: The number of directors of the corporation shall not be less than three (3) nor more than twelve (12) and the number to be chosen within such limits shall be determined in the manner prescribed by the by-laws of this corporation. No director need be a stockholder of the corporation.

SEVENTH: The corporation is to have perpetual existence.

EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By a majority of the whole board, to designate one or more committees, such committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders, the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations as its board of directors shall deem expedient and for the best interests of the corporation.

NINTH: Meetings of the stockholders may be held within or without the State of Delaware as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is its act and deed and the facts herein stated are true and accordingly has caused this certificate to be executed on its behalf this 29th day of October, 1985.

/s/ Melinda O’Donnell
Melinda O’Donnell
SOLE INCORPORATOR
100 Jericho Quadrangle
Jericho, New York 11753

CERTIFICATE OF MERGER

-of-

COMSTRON CORPORATION
(A Delaware corporation)

into

AEROFLEX LABORATORIES INCORPORATED
(A Delaware corporation)

* * * * * *

The undersigned corporation, AEROFLEX LABORATORIES INCORPORATED, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation

COMSTRON CORPORATION	Delaware

AEROFLEX LABORATORIES
INCORPORATED	Delaware

SECOND: That an agreement of merger between the parties to the merger has been adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation of the merger is AEROFLEX LABORATORIES INCORPORATED, a Delaware corporation.

FOURTH: That the Certificate of Incorporation of AEROFLEX LABORATORIES INCORPORATED, a Delaware corporation which shall survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is: 35 South Service Road, Plainview, New York 11803.

SIXTH: That a copy of the agreement of merger will be furnished on request and without cost to any stockholder of any constituent corporation.

SEVENTH: The Certificate of Merger shall be effective on November 8, 1989.

AEROFLEX LABORATORIES INCORPORATED

By:	/s/ G. Darrell Robertson
G. Darrell Robertson
President

ATTEST:

By:	/s/ Richard Carey
Richard Carey
Secretary

CERTIFICATE OF MERGER
OF
AEROFLEX AMPLICOMM, INC.
INTO
AEROFLEX LABORATORIES INCORPORATED

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION

Aeroflex Amplicomm, Inc.	Delaware
Aeroflex Laboratories Incorporated	Delaware

SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is Aeroflex Laboratories Incorporated.

FOURTH: That the Certificate of Incorporation of Aeroflex Laboratories Incorporated, a Delaware corporation, which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement of Merger is on file at an office of the surviving corporation, the address of which is 35 South Service Road, Plainview, New York 11803.

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: That this Certificate of Merger shall be effective on June 30, 2002.

Dated: June 25, 2002
AEROFLEX LABORATORIES INCORPORATED

By:	/s/ Michael Gorin
Michael Gorin, Vice President

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION OF
AEROFLEX LABORATORIES INCORPORATED

AEROFLEX LABORATORIES INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of AEROLFEX LABORATORIES INCORPORATED, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable.

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given its written consent to adopt the following amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article First of the Corporation’s Certificate of Incorporation, so that, as amended, said Article shall be and read as follows:

“FIRST: The name of the corporation is

AEROFLEX PLAINVIEW, INC.”

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said AEROFLEX LABORATORIES INCORPORATED had caused this certificate to be signed by Michael Gorin, its Vice President and Charles Badlato, its Assistant Secretary, this 29th day of August, 2003.

AEROFLEX LABORATORIES INCORPORATED

By:	/s/ Michael Gorin
Michael Gorin, Vice President

ATTEST:

By:	/s/ Charles Badlato
Charles Badlato, Asst. Secretary